Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in Prairie Operating Co.’s (“Prairie”) Registration Statement on this Form S-8 of (i) our independent auditor’s report dated March 7, 2025 related to the combined statement of revenues and direct operating expenses (the “combined financial statement”) of certain oil and natural gas properties of Bayswater Resources, LLC; Bayswater Fund III-A, LLC; Bayswater Fund III-B, LLC; Bayswater Fund IV-A, LP; Bayswater Fund IV-B, LP; and Bayswater Fund IV-Annex, LP for the years ended December 31, 2024 and 2023 and the related notes to the combined financial statement appearing in the Current Report on Form 8-K of Prairie filed on March 24, 2025 and (ii) our independent auditor’s report dated February 6, 2025 related to the combined statement of revenues and direct operating expenses of certain oil and natural gas properties of Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, and Bayswater Fund IV-Annex, LP for the years ended December 31, 2023 and 2022 and the related notes to the combined financial statement appearing in the Current Report on Form 8-K of Prairie filed on February 7, 2025.

Denver, Colorado

June 27, 2025